SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               July 26, 2001
              ------------------------------------------------
              Date of Report (Date of Earliest Event Reported)


                       The Nasdaq Stock Market, Inc.
              ------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


      Delaware                      000-32651                52-1165937
--------------------------       -----------------        -----------------
(State or Other Jurisdiction      (Commission File           (IRS Employer
   of Incorporation)                   Number)             Identification No.)


                             One Liberty Plaza
                          New York, New York 10006
            ---------------------------------------------------
           (Address of Principal Executive Offices and Zip Code)


                               (212) 858-4750
            ---------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)

                                    N/A
          --------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)





Item 5.      Other Events.
             ------------

         See attached Exhibit 99.1, press release announcing that, effective upon the approval of the applicable board, Frank G. Zarb will be stepping down as Chairman of The Nasdaq Stock Market, Inc. ("Nasdaq") as well as Chairman of the National Association of Securities Dealers, Inc. (the "NASD"). Hardwick Simmons, Chief Executive Officer of Nasdaq, will succeed Mr. Zarb as Chairman of Nasdaq and Robert R. Glauber, President and Chief Executive Officer of the NASD, will succeed Mr. Zarb as Chairman of the NASD. Nasdaq's board of directors is scheduled to vote on the management change on September 26, 2001 and the NASD board of governors is scheduled to vote on the management change on September 20, 2001.





                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 27, 2001
                                    THE NASDAQ STOCK MARKET, INC.

                                    By:  /s/ Edward S. Knight
                                        ----------------------
                                             Edward S. Knight
                                             Executive Vice President and
                                             General Counsel



                                                          Exhibit 99.1
                                                          ------------


 [NASD Press Release logo]

                            For Release: July 26, 2001
                                Contact: Andy MacMillan
                                         212-858-4150
                                         Nancy Condon
                                         202-728-8379
                                         Scott Peterson
                                         202-728-8955

 Robert Glauber and Wick Simmons Named to Replace Frank Zarb as
 Chairmen of NASD and NASDAQ

 New York, NY--The National Association of Securities Dealers, Inc. (NASD(R)) announced today that its Board of Governors has approved an executive management transition plan to be voted on at its Board meeting in September that will name Robert R. Glauber Chairman of the NASD and Wick Simmons Chairman of Nasdaq(R). When approved, Frank Zarb will relinquish his positions as Chairman of Nasdaq and Chairman of the NASD. These changes will become effective upon the NASD Board vote on September 20 and the Nasdaq Board vote on September 26.

 Zarb, after a distinguished career that saw Nasdaq become one of the most recognized and respected markets, will have a continued role with both Nasdaq and the NASD until February 2002, including his role as Chairman of Nasdaq Europe. Simmons, in addition to becoming Chairman, retains his position as Chief Executive Officer of Nasdaq. Glauber retains the titles of President and Chief Executive Officer of the NASD.

 "Nasdaq is positioned to continue its growth," said Wick Simmons. "I welcome enthusiastically this opportunity to build on what Frank Zarb has accomplished, and recognize the critical importance Nasdaq plays in not only the life of our U.S. economy, but around the world. That Nasdaq plays such a role is testament to Frank's vision and his ability to bring that vision to life. Not only do we at Nasdaq owe Frank a debt of gratitude, but so does each investor, each public company, each member firm and those that will follow."

 Robert Glauber said, "I am honored to succeed Frank Zarb as Chairman of the NASD and am grateful to him and the entire Board of Governors for their confidence. As the leading self-regulatory organization in the securities industry, this is a pivotal time for the NASD. With our new independence and focus, we will concentrate on our primary mission of fostering the most efficient, transparent and fair securities markets in the world. And we have an unprecedented opportunity to strive for similar market integrity and investor confidence in exchanges and markets that we have not traditionally helped to regulate. These are vital and ambitious goals--and it will be my privilege to lead the finest market integrity professionals on earth as we pursue them."

 Since joining the NASD as Chairman in February 1997, Zarb has led dramatic changes in the markets, notably:

    * Restoring investor confidence in the integrity of Nasdaq and raising its image to one of the world's preeminent markets;

    * Leading the NASD through a historic restructuring and demutualization, leading up to an IPO for Nasdaq;

    * Being a visionary in the globalization of stock markets. With the formation of Nasdaq Japan in June 2000 and Nasdaq Europe in April 2001, Nasdaq is the only market in the world with stock trading operations on three continents;

    * Winning approval for SuperMontage, Nasdaq's next generation trading system, which will provide investors and the markets more transparency than ever seen before; and

    * Overseeing the launch of Nasdaq's MarketSite, bringing Wall Street to Main Street, and providing investors more information than ever before.

 Commenting on the moves, Zarb said, "The appointments of Wick and Bob insure a smooth transition in leadership this fall for both the NASD and Nasdaq. Wick Simmons is showing the kind of leadership and marketing savvy that will move Nasdaq to a position of global preeminence. Bob Glauber is returning the NASD to its roots as a self-regulatory organization and has continued to foster the revitalization of The American Stock Exchange (AMEX(R)). The AMEX, under the leadership of its Chairman and Chief Executive Officer, Sal Sodano, has thrived and continues to be a significant player in the world's financial markets. I am happy to say that all three organizations are moving forward and are in good hands."



 Management Background

 Robert R. Glauber, 62, assumed the position of CEO and President of NASD on November 1, 2000. Before becoming CEO, Glauber had been an active member of NASD's Board since 1996. During the development of the NASD restructuring proposal, he chaired the board's Fairness Committee, which provided an independent assessment of the proposal.

 Before coming to the NASD, Glauber taught at the Center for Business and Government at Harvard University's Kennedy School of Government. Glauber joined the Kennedy School faculty in 1992, after serving as Under Secretary for Finance at the Treasury Department from 1989 until 1992. Glauber served as Executive Director of the Brady Commission task force, appointed by President Ronald Reagan to study the 1987 stock market crash. Previously, he was a professor for more than two decades at the Harvard Business School.

 Glauber serves on a number of boards, including the Federal Reserve Bank of Boston.

 Wick Simmons, 61, began as Chief Executive Officer of Nasdaq on February 1, 2001. Simmons brought over 30 years of securities industry experience to Nasdaq. Prior to joining the company, Simmons served as President and Chief Executive Officer of Prudential Securities Incorporated, the investment and brokerage firm, and Prudential Securities Group Inc., the firm's holding company. He is a former member of Prudential Securities' Operating Committee and Operating Council and the Prudential Securities Group Inc. Board of Directors.

 Prior to joining Prudential in 1991, Simmons was President of the Private Client Group at Shearson Lehman Brothers, Inc. In this role, he oversaw the firm's Retail organization, which consisted of 10,500 Financial Consultants in 475 branches, as well as the Marketing and Sales and Financial Services divisions. Simmons began his career in the securities industry in 1966 when he became a Financial Advisor at Hayden Stone, a predecessor firm of Shearson Lehman Brothers, Inc.

 Frank Zarb, 66, is currently Chairman of both NASD, Inc. and The Nasdaq Stock Market, Inc. Prior to joining the NASD in 1997, Zarb was Chairman, CEO and President of Alexander & Alexander Services, Inc., from June 1994 through January 1997. Before that, he was a Vice Chairman and Group Chief Executive of The Travelers, Inc. and Chairman and Chief Executive Officer of Smith Barney, a Travelers' subsidiary, which he joined in 1988. He was named Group Chief Executive in 1993. Zarb was elected a Vice Chairman of Travelers, Inc. in 1991. Before joining Smith Barney, he was a senior partner of Lazard Freres & Co. from 1978 until 1988.

 From 1974 through 1977, Zarb was the senior official of all United States government energy-related activities, serving as Executive Director of the Cabinet-level Energy Resources Council, Administrator of the Federal Energy Administration, and Assistant to the President for Energy Affairs (the "Energy Czar"). Prior to those appointments, he had been Associate Director of the Office of Management and Budget from 1973 to 1974 and served as Assistant Secretary of Labor between 1971 and 1972. He has served in various assignments with Nixon, Ford, Reagan, Bush, and Clinton administrations.

 Before entering public service, Zarb acquired considerable experience in the securities industry where he began his career with Goodbody and Co. in 1962. He is a member of the Board of Trustees of the Gerald R. Ford Foundation and a former Chairman of the Board of Hofstra University, where he still serves as a Board member. Zarb, who earned his B.S. and M.B.A. degrees in business from Hofstra University, was awarded an honorary Doctor of Law degree by the University and the school's Outstanding Scholar Award.

 The NASD is the largest securities-industry, self-regulatory organization in the United States. It is the parent organization of NASD Regulation, Inc.; the American Stock Exchange, LLC; and NASD Dispute Resolution, Inc. For more information about the NASD and its subsidiaries, please visit the following Web sites: www.nasd.com ; www.nasdr.com; www.amex.com; www.nasdadr.com.

 The Nasdaq Stock Market lists over 4,300 companies, has a larger dollar volume, and trades more shares per day than any other U.S. market. For more information about Nasdaq, visit the Nasdaq Web site at www.nasdaq.com or the Nasdaq NewsroomSM at www.nasdaqnews.com .